ARTICLES SUPPLEMENTARY
                                       OF
                    CREDIT SUISSE SMALL CAP GROWTH FUND, INC.

     CREDIT SUISSE SMALL CAP GROWTH FUND, INC. (the "Corporation"), a Maryland corporation with its principal office in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

     First: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and having authorized capital of Four Billion (4,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:

     1. Authorizing the reclassification of five hundred million (500,000,000) authorized, unclassified and unissued shares of Common Stock of the Fund as Class B Shares of Common Stock.

     2. Authorizing the reclassification of five hundred million (500,000,000) authorized, unclassified and unissued shares of Common Stock of the Fund as Class C Shares of Common Stock.

     Second: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

     (i) Class B Shares will share equally with Common Stock other than Class B Shares ("Non-Class B Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional Information contained in the Corporation's Registration Statement filed with the Securities and Exchange Commission pursuant to which the Class B Shares are sold (the "Registration Statement");

     (ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that affects the Class B Shares, except that if said matter also affects Non-Class B Shares, Non-Class B Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B Shares and not by class except where otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;

     (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

     (iv) At such times (which may vary between and among the holders of Class B Shares) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

     Third: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

     (i) Class C Shares will share equally with Common Stock other than Class C Shares ("Non-Class C Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information contained in the Corporation's Registration Statement filed with the Securities and Exchange Commission pursuant to which the Class C shares are sold;

     (ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that affects the Class C Shares, except that if said matter also affects Non-Class C Shares, Non-Class C Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C Shares and not by class except where otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;

    (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

     (iv) At such times (which may vary between and among the holders of Class C Shares) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

     Fourth: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in
ARTICLE V of the Corporation's charter.

     Fifth: The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Corporation or the aggregate par value thereof.

     IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Small Cap Growth Fund, Inc. and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: December 23, 2003                        CREDIT SUISSE SMALL CAP
                                                GROWTH FUND, INC.

                                                By: /s/ Hal Liebes
                                                   ------------------------
                                                    Name:  Hal Liebes
                                                    Title: Vice President

ATTEST:

/s/ Gregory N. Bressler
------------------------------
Name:  Gregory N. Bressler
Title: Assistant Secretary